As filed with the Securities and Exchange Commission on September 20, 2002
                                                            File No. 333-
================================================================================





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               XYNERGY CORPORATION
                               (FKA) RAQUEL, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               NEVADA                                 93-1123005
     (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)               Identification No.)


                              STOCK INCENTIVE PLAN
           -----------------------------------------------------------
                            (Full title of the plan)

   Laughlin International Inc., 3533 N. Carson St., Carson City, NV 89706-0147
                     (Name and Address of Agent for Service)


                                 (800) 648-0966
          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                      PROPOSED      PROPOSED
                                      MAXIMUM       MAXIMUM
TITLE OF SECURITIES    AMOUNT OF      OFFERING      AGGREGATE        AMOUNT
TO BE REGISTERED       SHARES TO BE   PRICE PER     OFFERING         OF REG.
                       REGISTERED     SHARE         PRICE            FEE
--------------------------------------------------------------------------------
$0.001 par value       6,000,000     $0.00133(1)    $7,980.00        $0.73
    Common Stock

         Totals        6,000,000     $0.00133       $7,980.00        $0.73

--------------------------------------------------------------------------------

Total No. of pages: 33.



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 as amended. The calculation of the registration fee is based upon a per share price of $.00133 which was the average sales price of the Registrant's common stock on September 12, 2002 as reported on the Over-the-Counter Electronic Bulletin Board.

                                   PROSPECTUS

                               XYNERGY CORPORATION
                        269 SO. BEVERLY DRIVE, SUITE 938
                             BEVERLY HILLS, CA 90212
                                 (310) 274-0086

                       (6,000,000 SHARES OF COMMON STOCK)


         This Prospectus relates to the offer and sale by XYNERGY CORPORATION, ("XYNY"), a Nevada corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) pursuant to its Stock Incentive Plan where by certain individuals receive stock options to stimulate their involvement and continued involvement in the Company. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Employee, Officer, Director or Consultant 6,000,000 shares of the Common Stock in consideration for services rendered and/or to be rendered and payments made under the STOCK INCENTIVE PLAN.

         The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. Shares registered hereunder are being sold to both affiliates and non-affiliates of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to
Section  16(b) of the  Securities  Exchange Act of 1934 as amended (the Exchange
Act) which would limit their discretion in transferring the shares acquired in the Company. If the individual who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I(b) of the Exchange Act (See General Information --- Restrictions on Resale).

The Common Stock is Listed on the OTC Bulletin Board under the symbol XYNY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                The date of this Prospectus is September 15, 2002

         This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: XYNERGY CORPORATION, 269 SO. BEVERLY DRIVE, SUITE 938, BEVERLY HILLS, CA 90212, telephone (310) 274-0086.

         The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies my be obtained at the prescribed rates. In addition the Common Stock is quoted on the a automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.C. Washington DC 20549.

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation

         Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS                    7

ITEM 1. PLAN INFORMATION                                                7

GENERAL INFORMATION                                                     7
The Company                                                             7
Purpose                                                                 7
Common Stock                                                            7
The Consultant                                                          7
No Restrictions on Transfer                                             7
Tax Treatment to the Consultant                                         7
Tax Treatment to the Company                                            8
Restrictions on Resales                                                 8

DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL INFORMATION            8

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Legal Opinion and Experts                                               8
Indemnification of Officers and Directors                               9

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                      9

ITEM 3.  lNCORPORATION OF DOCUMENTS BY REFERENCE                        9

ITEM 4.  DESCRIPTION OF SECURITIES                                      9

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL                         9

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                     10

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED                           12

ITEM 8.  EXHIBITS                                                      12

ITEM 9.  UNDERTAKINGS                                                  13

EXHIBIT INDEX                                                          16

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.     PLAN INFORMATION

GENERAL INFORMATION

THE COMPANY

         The Company has its principal offices at 269 SO. BEVERLY DRIVE, SUITE 938, BEVERLY HILLS, CA 90212, telephone (310) 274-0086.

PURPOSES

         The Common Stock will be issued by the Company pursuant to its Stock Incentive Plan which has been approved by the Board of Directors of the Company (the "Board of Directors"). The Stock Incentive Plan is hoped to provide a method whereby the Company's current employees and officers and non employee directors and consultants may be stimulated and allow the Company to secure and retain highly qualified employees, officers, directors and non employee directors and consultants, thereby advancing the interests of the Company, and all of its shareholders. A copy of the Stock Incentive Plan has been filed as an exhibit to this Registration Statement.

COMMON STOCK

         The Board has authorized the issuance of up to 6,000,000 shares of the Common stock pursuant to the Company's Stock Incentive Plan upon effectiveness of this registration Statement.

THE COMPANY STOCK INCENTIVE PLAN

         The Company has established a Stock Incentive Plan which awards stock options in an effort to further compensate its existing employees and officers and non employee directors and consultants, secure their continued employment, and attract highly qualified employee's and consultants as they are needed.

NO RESTRICTIONS ON TRANSFER

         Upon the exercise of an option, that individual will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

TAX TREATMENT TO THE INDIVIDUAL WHO EXERCISES THE OPTION

         The individuals receiving shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise may be deemed ordinary income for federal income tax purposes. The recipient is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

TAX TREATMENT TO THE COMPANY

         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion may be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

RESTRICTIONS OF RESALES

         In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

         The Company hereby incorporates by reference (i) its annual report of Form 10-KSB for the year ended December 31, 2001, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (10-QSB) filed under the Securities or Exchange Act subsequent to any filed form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: XYNERGY CORPORATION, 269 SO. BEVERLY DRIVE., SUITE 938, BEVERLY HILLS, CA 90212 telephone (310) 274-0086.

LEGAL OPINIONS AND EXPERTS

         Warren J. Soloski has rendered an opinion on the validity of the securities being registered. Mr. Soloski is not an "affiliate" of the Company and will have a present interest in the registrant.

         The financial statements of XYNERGY CORPORATION, incorporated by reference in the Company's Annual Report (Form 10-KSB) for the period ended December 31, 2001, dated May 2, 2002 have been audited by Todd Beutel, Beutel Accounting Corporation , Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

               (a) Registrant's latest Annual Report,  whether filed pursuant to
          Section 13(a) or 15(d) of the Exchange Act;

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

               (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.


ITEM 4.  DESCRIPTION OF SECURITIES

         No description of the class of securities (i.e., the $0.001 par value Common Stock ) is required under this item because the common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Mr. Soloski, whose firm is rendering the legal opinion for this registration, will benefit from the registration of shares under the terms of the Stock Incentive Plan.

ITEM 6.  LIMITATION OF LIABILITY DIRECTORS AND OFFICERS

LIMITATION  OF  LIABILITY.

(a)      Articles of Incorporation

         TWELFTH. "No director or officer of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer: provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct , fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification."


(b)      BYLAWS.

     The bylaws of the Registrant provide the following with respect to indemnification of directors, officers, employees, and other agents in Article VI.

Section 1. DEFINITIONS. For purposes of this Article VI, "agent" includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" includes any threatened, pending or completed action or proceeding,, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article VI.

Section 2. INDEMNIFICATIONS IN ACTIONS BY THIRD PARTIES. The Corporation shall the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interest of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interest of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

Section 3. INDEMNIFICATION IN ACTIONS BY OR ON THE RIGHT OF THE CORPORATION. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending, or contemplated action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3 in respect of any claim, issue, or manner as to which such person shall be adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such action was brought shall have determined upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which such court shall determine.

Section 4. INDEMNIFICATION AGAINST EXPENSES. To the extent that an agent of the corporation has been successful on the merits in defense of any proceedings referred to in Section 2 or 3 of this Article VI or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. REQUIRED DETERMINATIONS. Except as provided in Section 4, any indemnification under this Article VI shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 and 3 of this Article VI, by: (a) A majority vote of those directors who are not parties to such proceeding; (b) Approval of a majority of the stockholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (c) The court in which such proceeding is or was pending upon application made by the corporation or the agent or attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the corporation.

Section 6. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding must be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of an agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article VI..

Section 7. OTHER INDEMNIFICATIONS. No provision made by the corporation to indemnify its, or its subsidiary's directors or officers for the defense of any proceeding, whether contained in the Articles of Incorporation, Bylaws, a resolution of the stockholders or directors, an agreement, or shall be valid unless consistent with Article VI. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may entitled by contract or otherwise.

Section 8. FORMS OF INDEMNIFICATION NOT PERMITTED. No indemnification or advance shall be made under this Article VI, except as provided in Section 4 or 5(c) in any circumstances where it appears: (a) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceedings in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (b) That it would be inconsistent with any condition expressly imposed by the court approving a settlement.

Section 9. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent be indemnify the agent against such liability under the provisions of this Article VI.

Section 10.  NONAPPLICABILITY  TO  FIDUCIARIES OF EMPLOYEE  BENEFIT PLANS.  This
Article VI does not apply to any proceedings against any trustee, investment manager, or other fiduciary of an employee benefit plan in such persons capacity as such even though such person may also by an agent of the corporation as defined in Section 1 of this Article VI.

Section 11. LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS. The corporation shall, to the maximum extent currently permitted by Nevada law, as so amended from time to time, eliminate the personal liability of its officers and directors for monetary damages for breaches of their duties, and indemnify such officers and directors against liabilities incurred in their capacities as such. In the event of a conflict between the provisions of this
Section 11 of Article VI and any other provisions of these Bylaws, the provisions of this Section 11 shall prevail.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         (a) The following  exhibits are filed as part of this S-8  registration
statement   pursuant  to  Item  601  of  Regulation  S-B  and  are  specifically incorporated herein by this reference:

EXHIBIT NO.                  TITLE
-----------                  ------
 4.          Not Applicable

 5. Opinion of Warren J. Soloski regarding the legality of the securities registered.

10.          Stock Incentive Plan.

15.          Not Required

23.1 Consent of Warren J. Soloski, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2 Consent of Todd Beutel, Beutel Accountancy Corporation, Certified Public Accountants.

27.          Not Required

28.          Not Required

29.          Not Required


ITEM 9.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the  prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

               (iii)include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Beverly Hills, California on the 20th day of September 2002.


                                      XYNERGY CORPORATION
                                      (Registrant)



                                      By:  /s/ Raquel Zepeda
                                           ------------------------------
                                           Raquel Zepeda, Chairman of the Board


                                POWER OF ATTORNEY


         Each person whose individual signature appears below hereby authorizes Raquel Zepeda as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated


    Signatures                    Title                       Date

/s/ Raquel Zepeda         Chairman of the Board          September 20, 2002
-----------------           President and Secretary
    Raquel Zepeda

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement              Descriptions                               Numbered Page
-------------------------------------------------------------------------------

 5.               Opinion of Counsel                                   17

10.               Stock Incentive Plan                                 19

23.1              Consent of Warren J. Soloski                         32

23.2              Consent of Todd Beutel, Beutel Accountancy
                  Corporation, Certified Public Accountants            33






























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